Exhibit 99.1

May 21, 2007
For 7:00 am EDT Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Karen Cobb
	704-758-3579	704-758-3504

LOWE’S REPORTS FIRST QUARTER SALES AND EARNINGS RESULTS

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW), the world’s second-largest home improvement retailer, today reported net earnings of $739 million for the quarter ended May 4, 2007, a 12.1 percent decline versus the same period a year ago. Diluted earnings per share declined 9.4 percent to $0.48 from $0.53 in the first quarter of 2006.

Sales for the quarter increased 2.1% percent to $12.2 billion, up from $11.9 billion in the first quarter of 2006. Comparable store sales for the first quarter declined 6.3 percent.

“Multiple factors, including a difficult housing market in many areas, tough comparisons to hurricane rebuilding efforts, and significant lumber and plywood price deflation, continued to create a challenging sales environment in the first quarter,” commented Robert A. Niblock, Lowe’s chairman and CEO.“Those anticipated factors were compounded by mixed weather during the quarter. Mild temperatures and solid sales in March were more than offset by record cold and wet weather across much of the U.S. during the first two weeks of April. While the weather improved in the second half of the month, the drag created by the first two weeks substantially contributed to our sales shortfall to plan.

“We continued to gain market share during the quarter despite the challenging sales environment and credit that success to our commitment to providing great stores and great products as well as our employees’ commitment to customer service. Easier comparisons in the back half of the year give us continued confidence that our sales performance will improve as the year progresses.”

During the quarter, Lowe’s opened 15 new stores. As of May 4, 2007, Lowe’s operated 1,400 stores in 49 states representing 158.7 million square feet of retail selling space, an 11.2 percent increase over last year.

A conference call to discuss first quarter 2007 operating results is scheduled for today (Monday, May 21) at 9:00 a.m. EST. Please dial 888-817-4020 (international callers dial 706-679-8762) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2007 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com until August 19, 2007.

Lowe's Business Outlook

Second Quarter 2007 (comparisons to second quarter 2006)
•	The company expects to open 26 new stores reflecting square footage growth of approximately 11 percent
•	Total sales are expected to increase 6 to 7 percent
•	The company expects to report a comparable store sales decline of 1 to 3 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline approximately 40 basis points
•	Store opening costs are expected to be approximately $35 million
•	Diluted earnings per share of $0.62 to $0.64 are expected
•	Lowe’s second quarter ends on August 3, 2007 with operating results to be publicly released on Monday, August 20, 2007

Fiscal Year 2007 (comparisons to fiscal year 2006)
•	The company expects to open 150 to 160 stores in 2007 reflecting total square footage growth of approximately 11 percent
•	Total sales are expected to increase approximately 7 percent
•	The company expects comparable store sales to decline 1 to 2 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to decline 70 to 80 basis points
•	Store opening costs are expected to be $140 to $145 million
•	Diluted earnings per share of $1.99 to $2.03 are expected for the fiscal year ending February 1, 2008

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income and other factors which can negatively affect our customers as well as our ability to: (i) respond to decreases in the number of new housing starts and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and develop new sites for store development; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory matters; and (viii) respond to unanticipated weather conditions.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the descriptions of any material changes in those “Risk Factors” included in our subsequent Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2006 sales of $46.9 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 13 million customers a week at more than 1,400 home improvement stores in 49 states. Based in Mooresville, N.C., the 60-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
	May 4, 2007		May 5, 2006
Current Earnings	Amount	Percent	Amount	Percent

Net sales	$12,172	100.00	$11,921	100.00

Cost of sales	7,913	65.01	7,752	65.03

Gross margin	4,259	34.99	4,169	34.97

Expenses:

Selling, general and administrative	2,685	22.06	2,467	20.69

Store opening costs	12	0.10	25	0.21

Depreciation	323	2.65	274	2.30

Interest - net	47	0.39	35	0.30

Total expenses	3,067	25.20	2,801	23.50

Pre-tax earnings	1,192	9.79	1,368	11.47

Income tax provision	453	3.72	527	4.41

Net earnings	$739	6.07	$841	7.06

Weighted average shares outstanding - basic	1,510		1,557

Basic earnings per share	$0.49		$0.54

Weighted average shares outstanding - diluted	1,540		1,590

Diluted earnings per share	$0.48		$0.53

Cash dividends per share	$0.05		$0.03

Retained Earnings

Balance at beginning of period	$14,860		$12,191
Cumulative effect adjustment [1]	(8)		-
Net earnings	739		841
Cash dividends	(75)		(47)
Share repurchases	(548)		-
Balance at end of period	$14,968		$12,985

1 The Company adopted FIN 48, Accounting for Uncertainty in Income Taxes, effective February 3, 2007.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		May 4,	May 5,	February 2,
		2007	2006	2007
Assets

Current assets:
Cash and cash equivalents		$629	$1,140	$364
Short-term investments		571	517	432
Merchandise inventory - net		8,501	7,817	7,144
Deferred income taxes - net		201	175	161
Other current assets		155	139	213

Total current assets		10,057	9,788	8,314

Property, less accumulated depreciation		19,187	16,760	18,971
Long-term investments		406	277	165
Other assets		319	203	317

Total assets		$29,969	$27,028	$27,767

Liabilities and shareholders' equity

Current liabilities:
Short-term borrowings		$-	$-	$23
Current maturities of long-term debt		92	33	88
Accounts payable		5,211	4,553	3,524
Accrued salaries and wages		377	377	425
Self-insurance liabilities		661	613	650
Deferred revenue		851	853	731
Other current liabilities		1,429	1,551	1,098

Total current liabilities		8,621	7,980	6,539

Long-term debt, excluding current maturities		4,306	3,446	4,325
Deferred income taxes - net		657	717	735
Other long-term liabilities		659	304	443

Total liabilities		14,243	12,447	12,042

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares issued and outstanding
May 4, 2007	1,506
May 5, 2006	1,555
February 2, 2007	1,525	753	778	762
Capital in excess of par value		-	816	102
Retained earnings		14,968	12,985	14,860
Accumulated other comprehensive income		5	2	1

Total shareholders' equity		15,726	14,581	15,725

Total liabilities and shareholders' equity		$29,969	$27,028	$27,767

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	May 4, 2007	May 5, 2006
Cash flows from operating activities:
Net earnings	$739	$841
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	345	290
Deferred income taxes	37	(38)
Loss on disposition/writedown of fixed and other assets	4	8
Share-based payment expense	22	11
Changes in operating assets and liabilities:
Merchandise inventory - net	(1,357)	(1,182)
Other operating assets	63	(17)
Accounts payable	1,687	1,721
Other operating liabilities	599	476
Net cash provided by operating activities	2,139	2,110

Cash flows from investing activities:
Purchases of short-term investments	(257)	(146)
Proceeds from sale/maturity of short-term investments	117	143
Purchases of long-term investments	(244)	(72)
Proceeds from sale/maturity of long-term investments	5	26
Increase in other long-term assets	(13)	(3)
Fixed assets acquired	(707)	(732)
Proceeds from the sale of fixed and other long-term assets	14	9
Net cash used in investing activities	(1,085)	(775)

Cash flows from financing activities:
Net decrease in short-term borrowings	(23)	-
Proceeds from issuance of long-term debt	3	-
Repayment of long-term debt	(16)	(7)
Proceeds from issuance of common stock from stock options exercised	21	33
Cash dividend payments	(75)	(47)
Repurchase of common stock	(700)	(600)
Excess tax benefits of share-based payments	1	3
Net cash used in financing activities	(789)	(618)

Net increase in cash and cash equivalents	265	717
Cash and cash equivalents, beginning of period	364	423
Cash and cash equivalents, end of period	$629	$1,140